Exhibit 23.1

JOEL SANDERS & COMPANY, P. A.

CERTIFIED PUBLIC ACCOUNTANTS

1301 SHOTGUN ROAD WESTON, FLORIDA 33326

MEMBER: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	TEL: (954) 916 – 2000 FACSIMILE: (954) 916 – 2021 EMAIL: jscpa1@msn.com	MEMBER: FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 28, 2012, with respect to the combined statement of revenues and certain expenses of Daytona Seabreeze, LLC, Bay Meadows Partners, LLC, ADMG Altamonte Partners, LLC, Landmark at Grand Meadow Holdings, LLC, EL Conquistador Partners, LLC, Landmark at Grand Palms Holdings, LLC, Kings Caryle Club Apartments, LLC, Woodberry Partners, LLC, Landmark at Creekside Grand, LLC, Century Mill Investors, LLC, Bear Creek Partners, LLC, Bedford Partners, LLC, Cottonwood Partners, LLC, Pear Ridge Partners, LLC, Landmark at Ridgewood Preserve, L.P., Landmark at Heritage Fields, L.P., Manchester Park, L.P., and Landmark Grand at Galleria, LLC for the year ended December 31, 2011included in the Current Report on Form 8-K/A of Landmark Apartment Trust of America, Inc., as filed with the Securities and Exchange Commission on November 13, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-3 (Registration No. 333-157375) of Landmark Apartment Trust of America, Inc.

JOEL SANDERS & COMPANY, P.A.

Weston, Florida

November 13, 2012